UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2010

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

IOWA	1-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa		50309-3023
(Address of principal executive offices)		(Zip Code)

(515) 284-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
On February 22, 2010, William T. Kerr, a director of Meredith Corporation (the Company), submitted his resignation from the Company’s Board of Directors effective March 5, 2010.  Mr. Kerr’s decision to resign is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Kerr was not asked to resign or removed for cause from the Company’s Board of Directors.  See the Company’s press release attached as exhibit 99 for additional information.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99
Press release issued by Meredith Corporation dated February 23, 2010, concerning the resignation of William T. Kerr, a director of Meredith Corporation, from the Company’s Board of Directors effective March 5, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION Registrant

/s/ John S. Zieser
__________________________________________
John S. Zieser Chief Development Officer/ General Counsel and Secretary

Date:	February 23, 2010

Index to Exhibits
Exhibit Number	Item

99
Press release issued by Meredith Corporation dated February 23, 2010, concerning the resignation of William T. Kerr, a director of Meredith Corporation, from the Company’s Board of Directors effective March 5, 2010.